Exhibit 99.1

Media Relations Contact: Holly Gilthorpe TIBCO Software Inc. (650) 846-5624 hgilthorpe@tibco.com	Investor Relations Contact: Matthew Langdon TIBCO Software Inc. (650) 846-5747 mlangdon@tibco.com

TIBCO SOFTWARE GROWS LICENSE REVENUE BY 32%

AND TOTAL REVENUE BY 25% OVER Q2 2010

Non-GAAP EPS Increases to $0.21

PALO ALTO, Calif., June 23, 2011 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its second fiscal quarter, which ended on May 29, 2011.

Total revenue for the second quarter of fiscal 2011 was $216.4 million and net income was $21.0 million, or $0.12 per diluted share. This compares to total revenue of $173.3 million and net income of $12.8 million, or $0.08 per diluted share, as reported for the second quarter of fiscal 2010.

On a non-GAAP basis, net income for the second quarter of fiscal 2011 was $36.3 million or $0.21 per diluted share, compared with $26.2 million or $0.15 per diluted share for the second quarter of fiscal 2010. Non-GAAP operating income for the second quarter of fiscal 2011 was $50.8 million, an increase of 31% over non-GAAP operating income of $38.8 million in the second quarter of fiscal 2010. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses and restructuring activities and assume a non-GAAP effective tax rate of 26% and 31% for the second quarter of fiscal years 2011 and 2010, respectively.

“We experienced another quarter of accelerating demand in Q2, with total revenue growing 25%, license revenue growing 32%, and non-GAAP EPS growing 40% over the same period a year ago,” said Vivek Ranadivé, TIBCO’s chairman and CEO. “The threats and opportunities of the 21st century require a software platform like ours that is engineered from the ground up to operate in real-time, handle events and not just transactions, and deliver superior context to decision makers. Working with TIBCO, customers are addressing many of today’s greatest needs, such as preventing service outages before they happen, avoiding security breaches before data is lost, and optimizing the revenue opportunity at every point of sale.”

Second Quarter Fiscal 2011 Highlights

•	Record Q2 total revenue was $216.4 million;

•	Record Q2 license revenue was $82.0 million;

•	Non-GAAP operating margin was 23%;

•	Repurchased 1.6 million shares;

•	Strong mix of business across major industries including Financial Services, Telecommunications, Energy, Government, Transportation & Logistics, Retail, Life Sciences, Manufacturing, and Insurance;

•	TIBCO closed 119 deals over $100k and had 21 deals over $1 million; and

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TIBCO expanded its business with leading companies and agencies in the second quarter such as Anadarko Petroleum, Defense Intelligence Agency, DB Netz AG, Eni, Essilor, First National Bank (South Africa), The Forzani Group Ltd., Procter & Gamble, Renaissance Capital, Scotia Capital, and Vodafone UK.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its second quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on July 23, 2011 at www.tibco.com or via dial-in at 800-642-1687 or 706-645-9291. The pass code for both the call and the replay is 72367850.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantageTM – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, The Power of Now, two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for second quarter of fiscal year 2011 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the threats and opportunities of the 21st century requiring a software platform like TIBCO’s, and the ability of TIBCO’s platform to operate in real-time, handle events, deliver superior context to decision makers and address many of today’s greatest needs are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: TIBCO’s ability to develop products that address changing market demands, the impact of competition from alternative business models and new product introductions, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2010 and Quarterly Report on Form 10-Q for the quarter ended February 27, 2011. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	May 29, 2011	November 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$278,487	$243,989
Short-term investments	247	1,504
Accounts receivable, net	171,191	185,740
Prepaid expenses and other current assets	63,273	57,889

Total current assets	513,198	489,122

Property and equipment, net	86,976	88,523
Goodwill	441,567	409,545
Acquired intangible assets, net	94,359	104,818
Long-term deferred income tax assets	76,758	66,671
Other assets	46,533	46,320

Total assets	$1,259,391	$1,204,999

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$23,098	$23,815
Accrued liabilities	94,206	108,576
Deferred revenue	213,501	182,895
Current portion of long-term debt	2,332	2,269
Accrued restructuring costs	996	2,714

Total current liabilities	334,133	320,269

Long-term deferred revenue	13,351	15,212
Long-term deferred income tax liabilities	6,138	4,257
Long-term income tax liabilities	16,338	14,044
Long-term debt, less current portion	36,926	38,108
Accrued restructuring costs, less current portion	298	513
Other long-term liabilities	2,679	2,865

Total long-term liabilities	75,730	74,999

Total liabilities	409,863	395,268

Total equity	849,528	809,731

Total liabilities and equity	$1,259,391	$1,204,999

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Six Months Ended
	May 29, 2011	May 30, 2010	May 29, 2011	May 30, 2010
Revenue:
License	$81,974	$62,096	$152,059	$116,270
Service and maintenance	134,447	111,174	249,703	212,044

Total revenue	216,421	173,270	401,762	328,314

Cost of revenue:
License	9,710	8,199	18,637	15,595
Service and maintenance	52,017	39,128	96,037	74,332

Total cost of revenue	61,727	47,327	114,674	89,927

Gross profit	154,694	125,943	287,088	238,387

Operating expenses:
Research and development	36,175	30,127	68,861	58,201
Sales and marketing	68,909	56,846	131,432	109,549
General and administrative	15,573	11,907	28,490	23,253
Amortization of acquired intangible assets	5,030	3,976	9,921	7,684
Acquisition related and other	278	589	823	1,634
Restructuring	—	6,271	(33)	6,271

Total operating expenses	125,965	109,716	239,494	206,592

Income from operations	28,729	16,227	47,594	31,795

Interest income	448	224	930	428
Interest expense	(951)	(980)	(1,997)	(1,965)
Other income (expense), net	(1,137)	142	(1,427)	(87)

Income before provision for income taxes and noncontrolling interest	27,089	15,613	45,100	30,171
Provision for income taxes	5,999	2,682	7,995	6,800

Net income	21,090	12,931	37,105	23,371
Less: Net income attributable to noncontrolling interest	44	117	106	132

Net income attributable to TIBCO Software Inc.	$21,046	$12,814	$36,999	$23,239

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.13	$0.08	$0.23	$0.14

Diluted	$0.12	$0.08	$0.21	$0.14

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	161,911	160,992	161,207	161,793

Diluted	174,666	169,975	174,076	169,861

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	May 29, 2011	May 30, 2010
Cash flows from operating activities:
Net income	$37,105	$23,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	6,310	6,606
Amortization of acquired intangible assets	19,664	15,218
Stock-based compensation	23,268	14,224
Deferred income tax	(9,342)	(5,263)
Tax benefits related to stock benefit plans	10,739	13,683
Excess tax benefits from stock-based compensation	(26,737)	(8,889)
Other non-cash adjustments, net	(146)	50
Changes in assets and liabilities:
Accounts receivable	17,516	40,579
Prepaid expenses and other assets	3,623	4,482
Accounts payable	(1,222)	(5,388)
Accrued liabilities and restructuring costs	(21,504)	(29,769)
Deferred revenue	24,064	12,601

Net cash provided by operating activities	83,338	81,505

Cash flows from investing activities:
Purchases of short-term investments	(76)	—
Maturities and sales of short-term investments	1,424	157
Acquisitions, net of cash acquired	(22,579)	(42,626)
Proceeds from private equity investments	—	32
Purchases of property and equipment	(3,837)	(2,458)
Restricted cash pledged as security	(1,852)	(1,880)

Net cash used in investing activities	(26,920)	(46,775)

Cash flows from financing activities:
Proceeds from issuance of common stock	33,324	20,638
Repurchases of the Company's common stock	(72,329)	(67,482)
Witholding taxes related to restricted stock net share settlement	(15,024)	(4,216)
Excess tax benefits from stock-based compensation	26,737	8,889
Principal payments on long-term debt	(1,119)	(2,404)

Net cash used in financing activities	(28,411)	(44,575)

Effect of foreign exchange rate changes on cash and cash equivalents	6,491	(5,626)

Net change in cash and cash equivalents	34,498	(15,471)

Cash and cash equivalents at beginning of period	243,989	292,529

Cash and cash equivalents at end of period	$278,487	$277,058

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non- GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally,

TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Six Months Ended
	May 29, 2011		May 30, 2010		May 29, 2011		May 30, 2010
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$28,729	$21,046	$16,227	$12,814	$47,594	$36,999	$31,795	$23,239

Amortization of intangible assets - cost of revenue	4,948	4,948	3,920	3,920	9,743	9,743	7,534	7,534
Amortization of intangible assets - operating expense	5,030	5,030	3,976	3,976	9,921	9,921	7,684	7,684
Stock-based compensation - cost of revenue	957	957	681	681	1,831	1,831	1,323	1,323
Stock-based compensation - R&D expense	3,003	3,003	2,020	2,020	5,652	5,652	3,540	3,540
Stock-based compensation - S&M expense	4,077	4,077	2,571	2,571	8,290	8,290	4,826	4,826
Stock-based compensation - G&A expense	3,750	3,750	2,516	2,516	7,495	7,495	4,535	4,535
Acquisition related and other	278	278	589	589	823	823	1,634	1,634
Restructuring	—	—	6,271	6,271	(33)	(33)	6,271	6,271
Income tax adjustment for non-GAAP	—	(6,775)	—	(9,147)	—	(17,083)	—	(14,425)

Non-GAAP	$50,772	$36,314	$38,771	$26,211	$91,316	$63,638	$69,142	$46,161

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.12		$0.08		$0.21		$0.14

Non-GAAP		$0.21		$0.15		$0.37		$0.27

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		174,666		169,975		174,076		169,861